Exhibit 99.1

                                                                           CNA

FOR IMMEDIATE RELEASE
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CONTACT:

MEDIA:                                           ANALYSTS:
Charles M. Boesel, 312/822-2592                  Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

                     CNA FINANCIAL ANNOUNCES AGREEMENT
                 TO SELL INDIVIDUAL LIFE INSURANCE BUSINESS

CHICAGO, February 5, 2004 --- CNA Financial Corporation (NYSE: CNA) today announced that it has entered into a definitive agreement to sell its individual life insurance business to Swiss Re Life & Health America Inc. (Swiss Re) for approximately $690 million. The business sold includes term, universal and permanent life insurance policies and individual annuity products. CNA's individual long term care and structured settlement businesses are excluded from the sale. Additionally, the Nashville, Tennessee insurance servicing and administration building will be acquired by Swiss Re as part of the sale. Under terms of the agreement, CNA will stop accepting new applications for individual life and annuity products as of March 5, 2004. The transaction is expected to be completed on or before March 31, 2004, subject to certain customary closing conditions and regulatory approvals. Upon completion of the sale, it is anticipated that approximately 300 employees will transfer to Swiss Re.

"The sale of CNA's life operations allows us to focus on our core property and casualty businesses," stated Stephen W. Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. "In addition, this transaction demonstrates our commitment and ability to deliver on our previously announced capital plan."

The purchase price is subject to certain adjustments including changes in the level of statutory surplus through the closing date. The sale is expected to provide additional capital in excess of $400 million to CNA's principal insurance subsidiary, Continental Casualty Company (CCC), as contemplated in CNA's recently announced capital plan. CNA expects to recognize an after-tax GAAP loss of approximately $300 million on the sale in the first quarter of 2004; however, this amount will fluctuate for changes in the market value of the investments supporting this business.

As part of CNA's focus on core property and casualty businesses, CNA has also announced the decision to cease new sales in its structured settlement and institutional markets businesses. CNA will continue to service its existing customer commitments and will manage these businesses as a run-off operation. CCC will provide credit enhancement to Continental Assurance Company (CAC) for certain of CAC's investment and specialty medical products.

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About CNA

CNA is the country's fourth largest commercial insurance writer and the 11th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

About Swiss Re

Swiss Re is a leading reinsurer and the world's largest life and health reinsurer. The company is global, operating from 70 offices in 30 countries. Since its foundation in 1863, Swiss Re has been in the reinsurance business. Swiss Re has three business groups: Property & Casualty, Life & Health and Financial Services. Swiss Re offers a wide range of traditional reinsurance products and related services, which are complemented by insurance-based corporate finance solutions and supplementary services. Swiss Re is rated "AA" by Standard & Poor's, "Aa1" by Moody's and "A+" by A.M. Best.

FORWARD-LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward-looking statements include expected developments in the insurance business of CNA (the "Company"), including losses for asbestos, environmental pollution and mass tort claims; the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's expense reduction and restructuring activities; and the Company's proposed actions in response to trends in its business.

Such statements, and the financial condition and results of operations of the Company and the price of the Company's common stock, are subject to a variety of inherent risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others: general economic and business conditions, including inflationary pressures on medical care costs, construction costs and other economic sectors that increase the severity of claims; changes in financial markets such as fluctuations in interest rates, long-term periods of low interest rates, credit conditions and currency, commodity and stock prices; the effects of corporate bankruptcies, such as Enron and WorldCom, on surety bond claims, as well as on capital markets and on the markets for directors & officers and errors & omissions coverages; changes in foreign or domestic political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings, including interpretation of policy provisions, decisions regarding coverage and theories of liability, trends in litigation and the outcome of any litigation involving the Company; changes in tax laws and regulations; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; the impact of competitive products, policies and pricing and the competitive environment in which the Company operates, including changes in the Company's books of business; product and policy availability and demand and market responses, including the level of ability to obtain rate increases and decline or non-renew underpriced accounts, to achieve premium targets and profitability and to realize growth and retention estimates; development of claims and the impact on loss reserves, including changes in claim settlement practices; the effectiveness of current initiatives by claims management to reduce loss and expense ratio through more efficacious claims handling techniques; the performance of reinsurance companies under reinsurance contracts with the Company; results of financing efforts, including the availability of bank credit facilities; changes in the Company's composition of operating segments; weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, as well as of natural disasters such as hurricanes and earthquakes; man-made disasters, including the possible occurrence of terrorist attacks and the effect of the absence of applicable terrorism legislation on coverages; the occurrence of epidemics; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and other mass tort claims; whether a national privately financed trust to replace litigation of asbestos claims with payments to claimants from the trust will be established or approved through federal legislation, or, if established and approved, whether it will contain funding requirements in excess of the Company's established loss reserves or carried loss reserves; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the level of success in integrating acquired businesses and operations, and in consolidating existing ones; the possibility of changes in the Company's ratings by ratings agencies, including the inability to access certain markets or distribution channels and the required collateralization of future payment obligations as a result of such changes, and changes in rating agency policies and practices; the actual closing of contemplated transactions and agreements; and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statement contained in this press release to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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